As filed with the Securities and Exchange Commission on October 26, 2018
Registration No. 333‑

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3578	16-1434688
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald H. Foley
Chief Executive Officer
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew L. Fabens Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 (212) 351-4000	Cathy King Vice President, General Counsel & Corporate Secretary PAR Technology Park 8383 Seneca Turnpike New Hartford, New York 13413 (315) 738-0600

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.02 par value per share	(1)	(2)	$100,000,000.00(2)	$12,120.00
Preferred Stock, $0.02 par value per share
Warrants
Total Registration Fee			$100,000,000.00	$12,120.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock, preferred stock and warrants as shall have an aggregate initial offering price not to exceed $100,000,000.  The securities registered also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2018

PROSPECTUS

PAR Technology Corporation

$100,000,000

Common Stock
Preferred Stock
Warrants

We may offer and sell up to $100,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings. We may also offer securities as may be issuable upon conversion, exchange or exercise of securities registered hereunder, including pursuant to any applicable antidilution provisions.

This prospectus describes only the general terms of the securities and the general manner in which we may offer the securities.  Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the offering, including the amounts and prices of the securities offered thereby, and may also add, update, or change information contained in this prospectus.

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference herein or therein, before you invest in the securities. This prospectus may not be used to sell the securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “PAR”. The last reported sales price of our common stock on October 26, 2018 was $19.19 per share.

We may offer and sell the securities to or through one or more underwriters, dealers, or agents, or directly to investors, on a continuous or delayed basis, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. If any underwriters, dealers, or agents are involved in the sale of the securities we will set forth their names and describe their compensation in the applicable prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Investing in the securities involves a high degree of risk.  Please read “Risk Factors” on page 5 of this prospectus as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus, and in the documents we incorporate by reference into this prospectus or applicable prospectus supplement.  See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated           , 2018

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement, or any applicable free writing prospectus. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you.  If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information in this prospectus, any prospectus supplement, any applicable free writing prospectus, or the documents incorporated by reference herein or therein is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States:  We have not done anything that would permit this offering, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process.  Under this shelf registration process, we may, over time, offer and sell shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock or any combination thereof described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer and sell securities described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the particular offering and the offered securities. Any accompanying prospectus supplement or any related free writing prospectus may also add, update, or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in any of the securities offered.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, and any applicable free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities.  You should not assume that the information contained in this prospectus, in any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities.

In this prospectus, unless expressly indicated or the context otherwise requires: “PAR,” “we,” “us,” “our” and “the Company” refer to PAR Technology Corporation, a Delaware corporation, and its consolidated subsidiaries;  “common stock” refers to our common stock, par value $0.02 per share; “preferred stock” refers to our preferred stock, par value $0.02 per share; and “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, or any combination of the foregoing securities.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic and current reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC.  The registration statement, such periodic and current reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates.  You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

We also furnish our stockholders with annual reports containing our consolidated financial statements audited by our independent registered public accounting firm and quarterly reports containing our unaudited consolidated financial information. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website www.partech.com — “About/Investors/ SEC Filings” — as soon as reasonably practicable after we electronically file such material with the SEC. Information contained in or accessible through our website does not constitute a part of this prospectus.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information into this prospectus that we file with the SEC, which means we can disclose important information to you by referring you to documents filed separately with the SEC. The documents incorporated by reference are a part of this prospectus and contain important information that you should read to understand the nature of any investment by you in the securities.  We are incorporating by reference the documents listed below:

●
our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 16, 2018 (including the portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 23, 2018, incorporated by reference therein);

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2018, as filed with the SEC on May 10, 2018;

●	our Quarterly Report on Form 10-Q for the period ended June 30, 2018, as filed with the SEC on August 9, 2018;

●	our Current Reports on Form 8-K and 8-K/A as filed with the SEC on January 30, 2018, March 8, 2018, April 12, 2018, June 7, 2018, and June 13, 2018 (both filings); and

●	the description of our common stock included in our registration statement on Form 8-B (File No. 001-35987) filed on August 23, 1993, pursuant the Exchange Act.

We also incorporate by reference into this prospectus all documents (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part. These documents include our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Proxy Statements on Schedule 14A filed with the SEC.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to:

PAR Technology Corporation
Attention: Vice President, Investor Relations
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference modifies or replaces such statement. Any statement so modified shall not be deemed to constitute part of this prospectus except in its modified form and any statement so superseded shall not be deemed to constitute a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties.  Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements. These statements include but are not limited to statements under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our operating results, financial condition, business and prospects, and that if any of these events occurs, it could adversely affect the value of an investment in the securities.

The market data and certain other statistical information used throughout this prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources.  Some data are also based on our good faith estimates.  Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness.  Similarly, our estimates have not been verified by any independent source.

You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.

Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance. Except as required by applicable securities law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before deciding whether or not you should invest in our securities.  You should read the entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” and the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 and all other information included or incorporated herein by reference in this prospectus in its entirety (including our consolidated financial statements and the related notes) before you decide whether to invest in our securities.

Unless the context requires otherwise, references in this prospectus to “PAR”, “the Company,” “we,” “us” and “our” refer to PAR Technology Corporation and its consolidated subsidiaries.

Overview

PAR Technology Corporation, through its wholly-owned subsidiaries — ParTech, Inc. and PAR Government Systems Corporation — operates in two distinct reporting segments, Restaurant/Retail and Government.  Our Restaurant/Retail segment provides point-of-sale (“POS”), food safety, and management technology solutions; and, our Government segment provides intelligence, surveillance, and reconnaissance solutions and mission systems support.

Restaurant/Retail Segment

We are a leading provider of POS solutions to restaurants and retail. Our products and services include cloud-based and on-premise software applications, hardware platforms, and related installation, technical, and maintenance support services tailored for the needs of restaurants and retailers. Our software offerings include:

●          Brink POS (“Brink”) — a cloud-based POS software solution that scales for use by single and multi-unit operators with traditional and/or mobile platforms. Brink is a leading solution for restaurants, particularly in the quick serve/fast casual enterprise restaurant categories. A cloud POS platform, Brink eliminates the requirement for an in-store back-office server and simplifies software version control and organizational updates. Brink provides and integrates into mobile/online ordering, loyalty, kitchen video systems, guest surveys, enterprise reporting, and mobile dashboard capabilities. Brink is sold as a cloud Software-as-a-Service, SaaS.

●          PixelPoint — an on-premise integrated software solution, that includes a POS software application, a self-service ordering function, back-office management, and an enterprise level loyalty and gift card information sharing application. The PixelPoint solution is primarily sold to independent table service and quick serve restaurants through channel partners.

Our POS hardware platforms are designed to meet customer requirements and exceed customer expectations regardless of the restaurant concept, the size of the organization or the complexity of use. Our software applications and hardware platforms are designed to be complete and integrated solutions for multi-unit and individual restaurants, franchisees, and enterprise customers in the three major restaurant categories: fast casual, quick serve, and table service.  Each of these restaurant categories has distinct operating characteristics and service delivery requirements that are managed by Brink and PixelPoint. Both Brink and PixelPoint allow customers to configure their technology systems to meet their order entry, food preparation, inventory, and workforce management needs, while capturing real-time transaction data at each location and delivering valuable business intelligence throughout the enterprise.

Our SureCheck solution offers big box, food retail (grocery), and contract food customers with a comprehensive digital food safety and automated task management solution to manage Hazard Analysis & Critical Control Points, to implement Chef Critical Control Points compliance, and to augment facility maintenance. SureCheck offers retail operators a tool to effectively capture and monitor data to manage policy compliance and oversight, loss prevention, merchandising, and other audit functions. The SureCheck platform is comprised of three integrated technologies that are easy to use and quick to deploy: the SureCheck mobile application, a multi-mode wireless temperature-measuring device with optional remote temperatures sensors, and a cloud-based enterprise configuration and reporting server application.

Government Segment

Our Government segment provides technical expertise in contract development of advanced systems and software solutions for the U.S. Department of Defense and federal agencies, as well as satellite, communication and IT mission systems support at a number U.S. Government facilities both in the US and worldwide.

Corporate Information

Our principal executive office is located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600.  Our website is http://www.partech.com.  The information contained on, or that can be accessed through, our website is not part of this prospectus.

“PAR”, “Brink POS”, “SureCheck”, “Pixelpoint”,  and other trademarks appearing in this prospectus belong to us. This prospectus also contains trade names and trademarks of other companies. Our use of such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.

RISK FACTORS

An investment in the securities involves a high degree of risk.  You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before making an investment decision. See the section of this prospectus entitled “Where You Can Find More Information.” Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in the securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.  Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preferred stock in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus.  Except as described in any prospectus supplement or any related free writing prospectus, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses.  We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments, or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of our capital stock and provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to “the Company”, “we”, “us” and “our” refer to PAR Technology Corporation and not to its subsidiaries.

Our authorized capital stock consists of 30,000,000 shares of stock, consisting of 29,000,000 shares of common stock, par value $0.02 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.02 per share.

Common Stock

As of October 25, 2018, there were 16,217,667 shares of common stock outstanding.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our directors are elected by a plurality, which means that at any meeting of stockholders for the election of directors at which a quorum is present, the holders of a plurality of the common stock are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any then outstanding preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and the terms of our common stock contain no redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

As of October 25, 2018, there were no shares of preferred stock outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Except as otherwise provided by Delaware Law or by any resolution adopted by our board of directors fixing the rights, preferences and privileges, the qualifications or restrictions of the preferred stock, the entire voting power of the shares of our capital stock for the election of directors and for all other purposes, as well as all other rights pertaining to shares of our capital stock vest exclusively in the common stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation, as Amended and Our Bylaws, as Amended

Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company more difficult.  These provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.  These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.

Stockholder meetings.  Under our Certificate of Incorporation, only the board of directors, or the chairman of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company may call special meetings of stockholders.

Requirements for advance notification of stockholder nominations and proposals.  Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Action by written consent.  Pursuant to our Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action.

Election and removal of directors.  Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in our Bylaws.  All directors (other than those who may be elected by the holders of any then outstanding preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of stockholders.  Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. The board of directors has the exclusive right to increase or decrease the size of the board, provided such number will not be less than a minimum of three and more than a maximum of fifteen.Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by a sole remaining director, and the directors so chosen shall hold office, subject to the limitations set forth in the Bylaws, until the next annual meeting and until their respective successors are elected and qualified.  Subject to the rights of the holders of any then outstanding preferred stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This system of electing directors may discourage a third‑party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders.

Undesignated preferred stock.  The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us.  These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Amendment of provisions in the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2/3% of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of our Certificate of Incorporation relating to calling special meetings of stockholders, stockholder actions by written consent, the number and election of directors, and director liability.

Amendment of provisions in the Bylaws. The affirmative vote of 66 2/3% of the stockholders entitled to vote generally for the election of directors, voting together as a single class, is required to amend the provisions of our Bylaws relating to calling special meetings of stockholders, the advance notice procedures, the number, nomination, election, term, and removal of directors.

We are not governed by Section 203 of the DGCL.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “PAR”.

DESCRIPTION OF WARRANTS

The warrants that we may offer under this prospectus may consist of warrants to purchase common stock or preferred stock, and may be issued in one or more series. The warrants may be issued independently or together with common stock or preferred stock offered by a prospectus supplement, and may be attached to or separate from those securities. Any warrants that we may offer under this prospectus, will be issued under a warrant agreement which we will enter into with a warrant agent to be selected by us.  Forms of these warrant agreements and forms of the warrant certificates representing the warrants, each containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.  The warrant agreements and any warrants issued under the warrant agreements, including any claim or controversy arising out of or relating to the warrant agreements or the warrants, will be governed by the laws of the State of New York.  We use the term “warrant agreement” to refer to any of these warrant agreements.  We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements.  The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants.  We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we offer under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants being offered.

If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or applicable free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●
the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase the number of shares of common stock or preferred stock, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus.  After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

Holders of warrants will be able to exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

●	delivering the warrant certificate representing the warrants to the warrant agent.

Holders of warrants that comply with the procedures described above will be considered to have exercised their warrants when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date.  After a warrant holder completes the procedures above and subject to the foregoing, we will, as soon as practicable, issue and deliver to the holder the shares of common stock or preferred stock that the holder purchased upon exercise.  If a warrant holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to the holder for the unexercised amount of warrants.  Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

Unless the applicable prospectus supplement or free writing prospectus states otherwise, we may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable.  In addition, unless the applicable prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us, and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

PLAN OF DISTRIBUTION

We may sell our securities from time to time:

●	to or through underwriters;

●	through dealers (acting as agents or principals);

●	through agents;

●	directly to one or more purchasers, on a negotiated basis or otherwise; or

●	through a combination of any of these methods or any other method permitted by law.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers.  In any applicable prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent.  Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.  This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities in respect of which this prospectus is delivered  may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	on any stock exchange, market, or trading facility on which the securities are traded or in private transactions;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities in respect of which the prospectus supplement is delivered and any applicable restrictions.

A prospectus supplement or supplements (and any related free writing prospectus) will describe the terms of the offering of the securities in respect of which the prospectus supplement is delivered, including the following:

●	the name or names of the agent or any underwriters;

●	the public offering or purchase price of the shares of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers; and

●	any securities exchange or market on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the applicable prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal.  The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the applicable prospectus supplement.  Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement.  Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions.  Delayed delivery contracts will not be subject to any conditions except that:

●
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.  The underwriters and other persons acting as agents for us will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement.  Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business for which they receive compensation.

In order to facilitate the offering of the securities in respect of which this prospectus is delivered, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered or any other securities the prices of which may be used to determine payments on such securities.  Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts.  In addition, to cover overallotments or to stabilize the price of the securities offered or of any such other securities, the underwriters may bid for, and purchase, the securities offered or any such other securities in the open market.  Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise.  Any of these activities may stabilize or maintain the market price of the securities above independent market levels.  Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF THE SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements of PAR Technology Corporation as of December 31, 2017 and 2016 and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PAR Technology Corporation

$100,000,000

Common Stock
Preferred Stock
Warrants

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than underwriting discounts and commission, paid or payable by the registrant in connection with this offering.  All amounts shown are estimates except for the SEC registration fee.
Amount To Be Paid
SEC registration fee	$12,120.00
Legal fees and expenses	50,000.00
Accounting fees and expenses	50,000.00
Miscellaneous expenses	25,000.00
Total	$137,120.00

Item 15.  Indemnification of Directors and Officers.

Registrant’s Bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of the registrant, or is or was serving or has agreed to serve at the request of the registrant as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the registrant, or is or was serving or has agreed to serve at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding had no reasonable cause to believe such person’s conduct was unlawful; except that in the case of an action or suit by or in the right of the registrant to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Bylaws also provide that expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the registrant as authorized in the Bylaws. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The board of directors may authorize the registrant’s counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the registrant is a party to such action, suit or proceeding.

The Bylaws provide that the foregoing indemnification provisions shall be deemed to be a contract between the registrant and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.  The Bylaws provide that such contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

The Bylaws provide that the foregoing indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Bylaws provide that the registrant shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify such persons against such liability under the provisions of the Bylaws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

Registrant’s Certificate of Incorporation relieves its directors from monetary damages to registrant or its stockholders for breach of such director’s fiduciary duty, except (i) for any breach of the duty of loyalty, (ii) for failure acts or omissions not in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.

Item 16. Exhibits.

(a)	Reference is made to the attached Exhibit Index included below.

EXHIBIT INDEX

Description of Exhibit Incorporated Herein by Reference
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Exhibit Number	Filed Herewith
1.1*	Form of Underwriting Agreement.
4.1	Specimen Stock Certificate.	S-2	333-04077	May 20, 1996	4
4.2*	Form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate.
4.3*	Form of any warrant agreement with respect to each particular series of warrants issued hereunder.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.					X
23.1	Consent of BDO USA, LLP.					X
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page hereto).					X

* If applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(b)	No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;  provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hartford, New York, on October 26, 2018.

PAR TECHNOLOGY CORPORATION

By:	/s/ Donald H. Foley
Donald H. Foley
Chief Executive Officer & President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald H. Foley and Bryan A. Menar, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald H. Foley	Chief Executive Officer & President (Principal Executive Officer)
Donald H. Foley		October 26, 2018

/s/ Bryan A. Menar	Chief Financial and Accounting Officer (Principal Financial and Accounting Officer)
Bryan A. Menar		October 26, 2018

/s/ Cynthia A. Russo
Cynthia A. Russo	Director	October 26, 2018

/s/ Doug Rauch
Doug Rauch	Director	October 26, 2018

/s/ James Stoffel
James Stoffel	Director	October 26, 2018

/s/ John W. Sammon
John W. Sammon	Director	October 26, 2018

/s/ Savneet Singh
Savneet Singh	Director	October 26, 2018